FORM 8-K


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):

                               March 4, 1997


                          GERMAN AMERICAN BANCORP
            (Exact name of registrant as specified in charter)

           Indiana                0-11244                35-1547518
State or other juris-    (Commission File Number)      (IRS Employer
diction of incorporation)                           Identification Number)



                  711 Main Street, Jasper, Indiana 47546
                 (Address of Principal Executive Offices)





                              (812) 482-1314
           (Registrant's telephone number, including area code)




                                    NA
      (Former Name and Former Address, if changed since last report)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On March 4, 1997, German American Bancorp (the "Registrant") completed its acquisition by merger (the "Merger") of Peoples Bancorp of Washington, an Indiana corporation ("Peoples") and thereby acquired its banking subsidiary, The Peoples National Bank and Trust Company ("Peoples Bank"), headquartered in Washington, Indiana. In connection with the Merger, the Registrant issued approximately 615,417 shares of its common stock to the former shareholders of Peoples.

      In connection with the Merger, the Registrant caused its subsidiary, The Union Bank, Loogootee, Indiana, to merge with and into Peoples Bank. Peoples Bank will continue its banking business and that of The Union Bank as a wholly-owned subsidiary of the Registrant.

      The amount of the Merger consideration was determined by arms-length negotiations between the Registrant and Peoples. Peoples reported net income for the year ended December 31, 1996 of $829,000, and reported total assets of $91,937,000 and total shareholders' equity of $9,452,000 at December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) and (b)      The Registrant expects to amend this Current
Report on or before March 19, 1997, to furnish under Item 7 the financial statements of Peoples and the pro forma financial information required by Article 11 of Regulation S-X with respect to the Merger.

      (c)  Exhibits.

EXHIBIT NO.                     DESCRIPTION

  2 Agreement and Plan of Reorganization by and among Peoples Bancorp of Washington, the Registrant, and certain subsidiaries dated
           September 27, 1996. The copy of this exhibit filed as Exhibit 2 to the Registrant's
           Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference.

                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 6, 1997               GERMAN AMERICAN BANCORP


                                  By /s/ George W. Astrike
                                    ________________________________
                                    George W. Astrike, Chairman of the
                                      Board and Chief Executive Officer